Exhibit 21


                         KANEB PIPE LINE PARTNERS, L.P.
                                 SUBSIDIARY LIST


KANEB PIPE LINE PARTNERS, L.P.
    Kaneb Pipe Line Operating Partnership, L.P.
        Kaneb Pipe Line Holding Company LLC
           Statia Technology, Inc.
           Statia Marine, Inc.
           Statia Terminals International N.V.
               Statia Terminals Corporation N.V.
                  Statia Terminals Canada, Incorporated
                      Point Tupper Marine Services Co.
                  Statia Terminals Canada Partnership
                  Statia Terminals Canada Holdings Co.
               Statia Terminals Antilles N.V.
                  Saba Trustcompany N.V.
                  Bicen Development Corporation N.V.
                  Statia Terminals N.V.
                      Statia Laboratory Services N.V.
                      Statia Tugs N.V.
               Statia Terminals Delaware, Inc.
                  Statia Terminals, Inc.
                  Statia Terminals New Jersey, Inc.
                  Seven Seas Steamship Company, Inc.
                      Seven Seas Steamship Company (Saint Eustatius) N.V. Support Terminal Operating Partnership, L.P.
           ST Services Ltd
               ST Eastham  Ltd.
           ST Linden Terminal, LLC
           ST/Center Chillicothe Terminal LLC
        Support Terminal Services, Inc.
           StanTrans, Inc.
                             StanTrans Holding, Inc.
               StanTrans Partners, L.P.
                  Shore Terminals LLC
        ST Australia Pty. Ltd.
           Terminals Pty Ltd.
        ST New Zealand Pty Ltd.
             Bulk Storage Terminals Limited
                             BST (Auckland) Limited